Exhibit 1.1

COCRYSTAL PHARMA, INC.
Up to $10,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: July 19, 2018

EXHIBITS
Exhibit A	–	Form of Proposed Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Issuer Free Writing Prospectus
Exhibit E	–	Form of Opinion of Counsel to the Company
Exhibit F	–	Form of Company Officers’ Certificate
Exhibit G	–	Information Provided by Sales Agents and QIU

COCRYSTAL PHARMA, INC.
Up to $10,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

July 19, 2018

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, NY 10172

Barrington Research Associates, Inc.

161 N. Clark Street, Suite 2950

Chicago, Illinois 60601

A.G.P./Alliance Global Partners

590 Madison Avenue, 36th Floor

New York, New York 10022

Ladies and Gentlemen:

Cocrystal Pharma, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes, subject to the terms and conditions stated in this equity distribution agreement (this “Agreement”), to issue and sell through or to Ladenburg Thalmann & Co. Inc. (“Ladenburg”), Barrington Research Associates, Inc. (“Barrington Research”) and A.G.P./Alliance Global Partners (“AGP,” and together with Ladenburg and Barrington, the “Sales Agents”), an aggregate of up to $10,000,000 of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

The Company hereby confirms the engagement of Barrington Research, and Barrington Research hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority Inc. (“FINRA”) in connection with the offering and sale of the Securities (as defined below). Barrington Research agrees to undertake the legal responsibilities and liabilities of an underwriter under the 1933 Act, specifically including those inherent in Section 11 of the Securities Act of 1933, as amended (the “1933 Act”), thereof and confirms that it meets the requirements under Rule 5121 to act as such “qualified independent underwriter.” Barrington Research will not receive any additional compensation for its services as the qualified independent underwriter.

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SECTION 1. DESCRIPTION OF SECURITIES.

The Company agrees that, from time to time during the term of this Agreement, on the basis of the representations and warranties contained herein and on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Sales Agents, acting as agent or principal, up to $10,000,000 of shares of Common Stock (the “Securities”). Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through or to the Sales Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.

The Company has filed with the Commission, in accordance with the provisions of the 1933 Act, and the rules and regulations thereunder (the “1933 Act Regulations”), a registration statement on Form S-3 (File No. 333-220632) relating to the Securities and other debt and equity securities of the Company (collectively, the “Shelf Securities”) to be issued from time to time by the Company that incorporates by reference documents that the Company has filed or will file (the “Incorporated Documents”) in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (the “1934 Act Regulations”). Except where the context otherwise requires, “Registration Statement” means the Registration Statement on Form S-3 (No. 333-220632) as of its most recent effective date, including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act as part of the Registration Statement or deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or 430B under the 1933 Act. As used herein, “Effective Date” means any date of such Registration Statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Company for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act. Unless the context otherwise requires, the “Base Prospectus” means the base prospectus covering the Shelf Securities, dated October 10, 2017, initially filed with the Commission on September 26, 2017, together with any amendments or supplements thereto as of the most recent Effective Date of the Registration Statement and “Prospectus Supplement” means the prospectus supplement relating to the Securities, in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or before the second Business Day (as defined below) after the date hereof, in the form furnished by the Company to the Sales Agents in connection with the offering of the Securities. Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act. The Company will furnish, upon request, to the Sales Agents, for use by the Sales Agents, copies of the Prospectus relating to the Securities. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below) shall be deemed to refer to and include all Incorporated Documents, or any amendment or supplement thereto shall be deemed to refer to and include the Incorporated Documents, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any Incorporated Documents. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be.

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SECTION 2. PLACEMENTS.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify a Sales Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made (a “Placement Notice”), a form of which is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B, and shall be addressed to each of the individuals from the Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Sales Agents wish to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion), or, following discussions with the Company wishes to accept amended terms, the Sales Agent shall confirm such Placement Notice, by email notice (or other method mutually agreed to in writing by the parties) addressed to the person from whom such Placement Notice was received. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agents in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. If the Company wishes to issue and sell the Placement Securities to a Sales Agent as principal, it will notify the Sales Agent of the proposed terms of such Placement in the Placement Notice. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 3. SALE OF PLACEMENT SECURITIES BY THE SALES AGENTS.

Subject to the provisions of Section 6(a), the Sales Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which the Sales Agents have made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agents pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agents (as set forth in Section 6(b)) from the gross proceeds that they receive from such sales. Subject to the terms of the Placement Notice (as amended, if applicable), the Sales Agents may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the 1933 Act, including without limitation sales made directly on the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”), on any other existing trading market for the Common Stock or to or through a market maker. If specified in a Placement Notice (as amended, if applicable), the Sales Agents may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, the term “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted and during which there has been no market disruption of, unscheduled closing of or suspension of trading on such principal market.

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SECTION 4. SUSPENSION OF SALES.

The Company or a Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either the Company’s or a Sales Agent’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the Company and the Sales Agents agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto (confirmed as soon as reasonably practicable by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), as such exhibit may be amended from time to time. The Company may, upon notice to a Sales Agent in writing, suspend sales of Securities for the time specified in such notice.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Sales Agents as of the date hereof and as of the Delivery Date for each Representation Date (as defined herein), as of the time of each sale of any Securities pursuant to this Agreement (the “Time of Sale”) and on each Settlement Date (as defined below), and agrees with the Sales Agents, as follows:

(a) Registration of the Securities; Offering Documents.

(i) The Company meets the requirements for the use of, and has prepared and filed with the Commission, the Registration Statement, including a prospectus relating to the Shelf Securities, including the Securities, to be issued from time to time by the Company.

(ii) The Registration Statement and each amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

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(iii) (A) At each Effective Date of the Registration Statement and each amendment thereto, as of each Time of Sale and at all times during which a Prospectus is required to be delivered by the Sales Agents under the 1933 Act (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Securities (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the applicable provisions of the 1933 Act and the 1933 Act Regulations, (B) the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, at each Settlement Date and at all times during the Delivery Period, in all material respects with the 1933 Act and the 1933 Act Regulations; and (C) the Incorporated Documents, when they were or will be filed with the Commission, conformed or will conform in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as the case may be.

(iv) (A) As of the date hereof, and at each Effective Date of the Registration Statement and each amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale), together with any Permitted Free Writing Prospectus (as defined below) then in use (collectively, the “General Disclosure Package”), did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Sales Agent expressly for use in the Prospectus or in the General Disclosure Package. The parties hereto agree that the information provided in writing by or on behalf of any Sales Agent and the QIU expressly for use in the Prospectus or in the General Disclosure Package consists solely of the material referred to in Exhibit G hereto, as updated from time to time.

(v) Other than the Prospectus Supplement and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act, the Company (including its agents and representatives, other than the Sales Agents) has not prepared, made, used, authorized, approved or referred to and, without the Sales Agents’ consent, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy any Securities required to be filed with the Commission other than any Permitted Free Writing Prospectus (each such communication by the Company or its agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”).

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(vi) The Company has complied and will comply with the conditions and requirements of Rule 164 and Rule 433 under the 1933 Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies the Sales Agents, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any Incorporated Document, or any prospectus supplement relating to this offering deemed to be part thereof that has not been superseded or modified, the General Disclosure Package (excluding for this purpose any Permitted Free Writing Prospectus that is a part thereof) or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission in any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Sales Agent expressly for use in such Issuer Free Writing Prospectus. The parties hereto agree that the information provided in writing by or on behalf of any Sales Agent and the QIU expressly for use in any Issuer Free Writing Prospectus consists solely of the material referred to in Exhibit G hereto, as updated from time to time.

(vii) The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules, regulations and guidelines applicable thereto.

(viii) Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the consent to the use of such data from such sources.

(ix) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in either the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(x) The Company has paid or shall pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

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(b) Agreements, Etc. There is no material franchise, agreement or other document of a character required to be described in the Registration Statement, the General Disclosure Package or Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Registration Statement, the General Disclosure Package and the Prospectus, including in the Company’s most recently filed annual report on Form 10-K (“10-K”) incorporated by reference therein, insofar as such statements summarize legal matters, agreements, documents, proceedings or regulations discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or regulations in all material respects. Each material agreement or other document (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(c) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(d) Authorized Capital. The Company had, at the date or dates indicated in the Registration Statement, the General Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. The capital stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

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(e) Valid Issuance.

(i) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding shares of Common Stock, options, warrants and other rights to purchase or exchange such securities for shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. No holder of Common Stock or the Securities will be subject to personal liability by reason of being such a holder.

(ii) The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. No approval of the stockholders of the Company under the rules and regulations of the Commission or any other applicable law or the rules of Nasdaq is required for the Company to issue and deliver the Securities.

(f) No Changes. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no Material Adverse Effect in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a Material Adverse Effect (as defined below); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any nor any of its direct or indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other agreements or instruments to be entered into in connection herewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under this Agreement or any of the other agreements or instruments to be entered into in connection herewith.

(g) Title to Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession or use of the leased or subleased properties under any such lease or sublease.

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(h) Intellectual Property Rights. The Company and each of its Subsidiaries owns, possesses, can acquire on what it believes to be reasonable terms, or has valid, binding, enforceable, and sufficient rights, in all material respects, to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, inventions, customer lists, technology, know-how, trade secrets and similar rights including, without limitation (a) all computer programs and other software, whether in source code, object code or other form, including (i) software implementations of algorithms, models and methodologies, including libraries and subroutines, (ii) databases and other compilations and collections of data or information, including all data and information included therein, (iii) descriptions, flow-charts, architectures, development tools and other materials used to design or develop any of the foregoing and (iv) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing and (b) all systems, procedures, methods, technologies, algorithms, designs, data, unpatentable discoveries and inventions and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act or similar laws (collectively, “Intellectual Property Rights”), necessary for the conduct of the business of the Company and its Subsidiaries as currently and as proposed to be carried on and as described in the Registration Statement, the General Disclosure Package and the Prospectus, including without limitation the patents and patent applications described therein. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 5(h), reasonably be expected to result in a Material Adverse Effect. The Intellectual Property Rights owned and licensed by the Company and its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 5(h), reasonably be expected to result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 5(h), reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no employee of the Company or its Subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its Subsidiaries, or actions undertaken by the employee while employed with the Company or its Subsidiaries and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s and each of its Subsidiaries’ owned and licensed patents are valid and enforceable and the U.S. patents owned and licensed by the Company or its Subsidiaries are entitled to a statutory presumption of validity. To the knowledge of the Company, none of the patents owned or licensed by the Company or any of its Subsidiaries are unenforceable or invalid. The Company, its Subsidiaries and to the Company’s knowledge its patent counsel, have complied with the duty of candor and good faith in dealing with the U.S. Patent and Trademark Office and any similar duties in dealing with similar foreign intellectual property office. There are no material defects in the preparation and filing of any of the Company’s or its Subsidiaries’ owned or licensed patents and patent applications. To the Company’s knowledge, all material technical information developed by and belonging to the Company and its Subsidiaries which has not been patented has been kept confidential or is unpatentable. Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the General Disclosure Package and the Prospectus contain in all material respects the same description of each license and royalty obligation set forth therein. Neither the Company nor any of its Subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with their respective Intellectual Property Rights other than as disclosed in the Registration Statement and the Prospectus. Neither the Company nor any of its Subsidiaries has materially breached any contract in connection with any of their respective Intellectual Property Rights, and no such breach has had or could reasonably be expected to have a Material Adverse Effect. None of the technology employed by the Company or its Subsidiaries has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company and its Subsidiaries or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons. The Company and its Subsidiaries have taken reasonable steps necessary to secure interests in the intellectual property developed by their employees, consultants, agents and contractors in the course of their service to the Company, including the execution of valid assignment and non-disclosure agreements for the benefit of the Company or its Subsidiaries by such employees, consultants, agents and contractors under which they have assigned, to the Company or its Subsidiaries, all of their right, title and interest in and to any Intellectual Property Rights developed by them in the course of their service to the Company or its Subsidiaries and used in or related to the business of the Company or its Subsidiaries, subject to applicable law.

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(i) Corporate Power. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to qualify, would not have or reasonably be expected to result in a Material Adverse Effect.

(j) Subsidiaries. Each of the Company’s Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other entity and, as applicable, is in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full corporate or entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to qualify, would not have or reasonably be expected to result in a Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(k) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(l) No Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein and in the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the rules of Nasdaq, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required under blue sky laws of any jurisdiction.

(m) No Conflicts. Neither the execution, performance and delivery of this Agreement, nor the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (in each case, with or without notice or lapse of time or both), (x) the charter or by-laws of the Company or any of its Subsidiaries, (y) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (z) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

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(n) No Registration Rights. Except as disclosed on Schedule 5(n) or in the Registration Statement and the Prospectus, since January 1, 2014 and to the knowledge of the Company prior to January 1, 2014, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement. For the avoidance of doubt, certain warrant holders described on Schedule 5(n) have registration rights which may not be exercised in connection with the Registration Statement.

(o) Financial Statements, Etc. The financial statements, including the notes thereto and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in all material respects in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated or deemed incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. Each of the Registration Statement, the General Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct or indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus as being a Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business consistent with past practice, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, (d) the Company has not made any grants under any stock compensation plan, and (e) there has not been any change in the Company’s long-term or short-term debt that has had or would be reasonably expected to have a Material Adverse Effect.

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(p) No Litigation. Except as disclosed in Schedule 5(p), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened (i) that could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, except as set forth in or contemplated in the General Disclosure Package or the Prospectus (exclusive of any supplement thereto), or (ii) that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and is not so described; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(q) No Violations. Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except for such violation or default that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r) Independent Auditor. BDO USA, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations. To the knowledge of the Company, except as pre-approved in accordance with the requirements set forth in Section 10A of the 1934 Act, BDO USA, LLP has not been engaged by the Company or any of its Subsidiaries, as applicable, to perform any “prohibited activities” (as defined in Section 10A of the 1934 Act).

(s) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

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(t) Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary or made adequate provision therefor as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Sales Agents, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. There are no tax liens against the assets, properties or business of the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(u) Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in compliance in all material respects with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or otherwise applicable to the Company and its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the United States Food and Drug Administration (the “FDA”) or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Law or otherwise necessary for the conduct of the business of the Company and its Subsidiaries (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken or is taking action to limit, suspend, modify or revoke any Authorizations; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

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(v) Potential Products; FDA; EMEA.

(i) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including without limitation all such certificates, authorizations and permits required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ii) Except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (the “EMEA”) or any other governmental agency that (i) any drug candidate of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus (each a “Potential Product”) may or will be rejected or determined to be non-approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any jurisdiction for any Potential Product is or may be required, requested or being implemented; (iii) one or more clinical studies for any Potential Product shall or may be requested or required in addition to the clinical studies submitted to the FDA prior to the date hereof as a precondition to or condition of issuance or maintenance of a marketing approval for any Potential Product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or Potential Product of the Company has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(iii) Except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and Potential Products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect. The descriptions of the results of such tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are complete and accurate in all material respects such that there would be no untrue statement of a material fact or omission of a material fact necessary to make the statements in the Registration Statement, the General Disclosure Package and the Prospectus, in light of the circumstances under which they are made, not misleading. The Company is not aware of any studies, tests or trial the results of which reasonably call into question the results of the tests and trials conducted by or on behalf of the Company that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received written notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect. Except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or Potential Product of the Company, any alleged product defect of any product or Potential Product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.

(w) Labor Disputes. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

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(x) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause except as could not reasonably be expected to result in a Material Adverse Effect; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not be reasonably expected to result in a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y) Internal Control. Except as disclosed in the 10-K, the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the 1934 Act Regulations) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the 10-K, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(z) Disclosure Controls. Except as disclosed in the 10-K, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s 1934 Act filings and other public disclosure documents.

(aa) Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(bb) Environmental Laws. Each of the Company and its Subsidiaries (i) is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(cc) ERISA. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(dd) Sarbanes-Oxley. Except as disclosed in the Company’s 1934 Act filings, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(hh) FINRA Matters.

(i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agents and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Sales Agents.

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(ii) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Sales Agents for a brokerage commission, finder’s fee or like payment in connection with the offering of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(iii) To the Company’s knowledge, no beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the date hereof is associated or affiliated with the Sales Agents, and no officer or director of the Company or beneficial owner of 5% or more of the Company’s equity securities that is associated or affiliated with the Sales Agents has received any equity securities as an investment in a private placement made by the Company.

(ii) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and any directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(jj) Exchange Act Registration; Listing of Securities. The shares of Common Stock are registered pursuant to Section 12(b) under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The shares of Common Stock are listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, delisting the shares from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. The Company has timely filed a notice for the listing of the Securities on Nasdaq, and Nasdaq has raised no objection thereto.

(kk) No Other Agents. Except for this Agreement, the Company is not party to any other equity distribution or sales agency agreements or other similar arrangements with any other agent or any other representative in respect of at the market offerings of the Securities in accordance with Rule 415(a)(4) of the 1933 Act.

(ll) Integration. The Company has not made any offer or sale of any securities which are required to be “integrated” pursuant to the 1933 Act or the 1933 Act Regulations with the offer and sale of the Securities pursuant to the Registration Statement or any of the shares of Common Stock issuable upon conversion thereof.

Any certificate signed by or on behalf of the Company and delivered to the Sales Agents or to counsel for the Sales Agents shall be deemed to be a representation and warranty by the Company to the Sales Agents as to the matters covered thereby.

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SECTION 6. SALE AND DELIVERY TO THE SALES AGENTS; SETTLEMENT.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agents, for the period specified in the Placement Notice, will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) no assurance can be given that the Sales Agents will be successful in selling Placement Securities, (ii) the Sales Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Agents to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Placement Securities as required under this Section 6, and (iii) the Sales Agents shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by a Sales Agent in the Placement Notice. The Company also acknowledges and agrees that the Sales Agents shall have no obligation to offer or sell any Securities in the event such an offer or sale of the Securities as agent on behalf of the Company may, in the judgment of the Sales Agents, constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act or a “distribution” within the meaning of Rule 100 of Regulation M or the Sales Agents reasonably believe they may be deemed an “underwriter” under the 1933 Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the 1933 Act.

The Company acknowledges and agrees that the Sales Agents have informed the Company that the Sales Agents may, to the extent permitted under the 1933 Act and the 1934 Act, purchase and sell shares of Common Stock for their own accounts while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by a Sales Agent in the Placement Notice; provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Company and a Sales Agent in the Placement Notice or (ii) to the extent a Sales Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agents at which such Placement Securities were sold, after deduction for the Sales Agents’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

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(c) Delivery of Placement Securities. On or before each Settlement Date, concurrently with the receipt by the Company of the Net Proceeds due to the Company in respect of such Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Sales Agents’ or their designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agents will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company defaults in its obligation to deliver Placement Securities on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10(a), the Company will (i) hold the Sales Agents harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Agents any commission, discount or other compensation to which the Sales Agents would otherwise have been entitled absent such default.

(d) Denominations; Registration. If requested by the Sales Agents at least two (2) Business Days prior to the Settlement Date, then in lieu of electronic transfer, certificates for the Securities shall be in such denominations and registered in such names as the Sales Agents shall have specified in such request. The certificates for the Securities will be made available for examination and packaging by the Sales Agents in The City of New York not later than noon (New York time) on the Business Day prior to the Settlement Date.

(e) Limitations on Offering Size. The Company shall not cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate Securities sold pursuant to this Agreement would exceed the lesser of (i) the amount available for offer and sale under the currently effective Registration Statement and (ii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors and notified to the Sales Agents in writing (such lesser amount, the “Maximum Amount”). The Company shall not cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors and notified to the Sales Agents in writing, by a Placement Notice or otherwise. Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement exceed the Maximum Amount.

(f) One Agent on a Given Day. The Company agrees that any offer to sell, any solicitation of any offer to buy, or any sales of Securities shall only be effected by or through one Sales Agent on any single day, but in no event by more than one, and the Company shall in no event request that more than one Sales Agent sell Securities on the same day.

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SECTION 7. COVENANTS OF THE COMPANY.

The Company covenants with the Sales Agents as follows:

(a) Registration Statement Amendment. After the date of this Agreement and during the Delivery Period, (i) the Company will notify the Sales Agents and the QIU promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon a Sales Agent’s or the QIU’s request, any amendments or supplements to the Registration Statement or Prospectus that, in a Sales Agent’s or the QIU’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by the Sales Agents (provided, however, that the failure of the Sales Agents and the QIU to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities unless a copy thereof has been submitted to the Sales Agents and the QIU and counsel for the Sales Agents within a reasonable period of time before the filing and the Sales Agents and the QIU have not reasonably objected thereto (provided, however, that the failure of the Sales Agents and the QIU to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Sales Agents and the QIU at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act (without reliance on Rule 424(b)(8) of the 1933 Act).

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agents and the QIU, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agents and counsel to the Sales Agents (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during the term of this Agreement and the Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sale Agents may from time to time reasonably request. Such delivery shall be satisfied to the extent such documents have been publicly filed with the Commission and available via EDGAR.

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(d) Continued Compliance with Securities Laws. If at any time during the Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement together with the Prospectus in order that the Prospectus and the General Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any such time to amend the Registration Statement together with the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) subject to Section 7(a), promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus and the General Disclosure Package comply with such requirements and (ii) promptly notify the Sales Agents to suspend the offering of Placement Securities until such amendment or supplement is filed with the Commission. The Company shall furnish to the Sales Agents such number of copies of such amendment or supplement as the Sales Agents may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, the Prospectus or the General Disclosure Package or included, includes or would include an untrue statement of a material fact or together with the Prospectus and the General Disclosure Package omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) subject to Section 7(a), promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and (ii) promptly notify the Sales Agents to suspend the offering of Placement Securities until such conflict, untrue statement or omission is eliminated or corrected.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agents, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect, for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

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(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock on Nasdaq.

(i) Filings with Nasdaq. The Company will timely file with Nasdaq all material documents, applications and notices required by Nasdaq of companies that have securities traded on Nasdaq.

(j) Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(k) [Intentionally Omitted]

(l) Restrictions on Other Sales. During the pendency of any Placement Notice given hereunder, the Company will not offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of Common Stock (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Company controlled affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the 1933 Act of any Common Stock or such securities, options or rights (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement), without giving the Sales Agents at least two business days’ prior written notice (or such shorter period mutually agreed to by the Company and the Sales Agents with respect to a particular proposed transaction) specifying the date and nature of the proposed transaction. The foregoing sentence shall not apply to (i) issuance, grant or sale of Common Stock, options to purchase Common Stock, or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus and (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment and stock purchase plan that the Company has in effect or may adopt from time to time, provided that the implementation of such new plan is disclosed to the Sales Agents in advance. If the Company notifies the Sales Agents under this Section 7(l) of a proposed sale of shares of Common Stock or Common Stock equivalents, the Sales Agents may suspend any offers and sales of Securities under this Agreement for a period of time deemed appropriate by such Sales Agent.

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(m) Change of Circumstances. The Company will advise the Sales Agents and the QIU promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agents or the QIU pursuant to this Agreement.

(n) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agents and the QIU or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as any Sales Agent or the QIU may reasonably request.

(o) Representation Dates; Officers’ Certificate. On the date of execution of this Agreement and (i) upon recommencement of the offering of the Securities under this Agreement following the temporary suspension of sales hereunder; (ii) each time the Company files a Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement, other than (A) by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities, which shall be subject to the provisions of clauses (iii) through (v) below, or (B) a prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act relating solely to an offering of securities (including, without limitation, Common Stock) other than the Securities pursuant to this Agreement; (iii) each time the Company files an Annual Report on Form 10-K under the 1934 Act (a “Form 10-K Representation Date”); (iv) each time the Company files its Quarterly Reports on Form 10-Q under the 1934 Act; (v) each time the Company files a Current Report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the 1934 Act; or (vi) each time the Securities are delivered to a Sales Agent as principal pursuant to the applicable Placement Notice (such recommencement date and each filing or other dates referred to in clauses (i) through (vi) shall be a “Representation Date”), upon such recommencement or delivery of the Securities to a Sales Agent as principal or otherwise within three (3) Trading Days of the Representation Date (the “Delivery Date”), the Company shall furnish the Sales Agents and the QIU (but in the case of clause (v) above only if a Sales Agent or the QIU reasonably determines that the information contained in such Form 8-K is material) with a certificate, dated as of the date hereof or the Delivery Date, as applicable, substantially in the form attached hereto as Exhibit F. The requirement to provide deliverables under Sections 7(o) through 7(r) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which shall be considered a Delivery Date with respect to such Representation Date) and the next occurring Representation Date. No new Placement Notice shall be delivered until the deliverables in Sections 7(o) through 7(r), as may be required with respect to a Representation Date, shall have been delivered and such deliverables shall all be delivered and dated the same day.

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(p) Secretary’s Certificate. On the date of execution of this Agreement and on the Delivery Date for each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, and as of which there has been a change to the resolutions referred to below in this Section 7(p), the Company shall deliver to the Sales Agents and the QIU a certificate executed by the Secretary of the Company, signing in such capacity, dated as of the date hereof or the Delivery Date, as applicable, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company.

(q) Legal Opinions. On the date of execution of this Agreement and on the Delivery Date for each Form 10-K Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable (or the next occurring Representation Date for which no waiver is applicable, if the Form 10-K Representation Date is waived), the Company shall cause to be furnished to the Sales Agents and the QIU (i) the written opinion of Nason, Yeager, Gerson, White & Lioce, P.A., counsel to the Company, dated as of the date hereof or the Delivery Date, as applicable, substantially in the form attached hereto as Exhibit E, and (ii) the written opinion of Marshall, Gerstein & Borun LLP, intellectual property counsel to the Company, dated as of a date with five (5) Business Days of the date hereof or as of the Delivery Date, as applicable, in form and substance reasonably satisfactory to the QIU and the Sales Agent; provided, however, that in lieu of such opinions, counsel may furnish the Sales Agents and the QIU with a letter to the effect that the Sales Agents and the QIU may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter.

(r) Comfort Letter. On the date of execution of this Agreement and on the Delivery Date for each Form 10-K Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable (or the next occurring Representation Date for which no waiver is applicable, if the Form 10-K Representation Date is waived), the Company shall cause BDO USA, LLP (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agents and the QIU letters (the “Comfort Letters”), dated as of the date hereof or the Delivery Date, as applicable, in form and substance satisfactory to the Sales Agents and the QIU, (i) confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Sales Agents.

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(t) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the 1940 Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u) 1933 Act and 1934 Act. The Company will comply in all material respects with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(v) Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(w) Disclosure of Sales. The Company will, if applicable, disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Placement Securities sold through the Sales Agents during the most recent fiscal quarter and the Net Proceeds to the Company with respect to such Placement Securities.

SECTION 8. PAYMENT OF EXPENSES.

(a) Expenses. The Company (x) will pay all of the expenses it incurs that are incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the printing and delivery to the Sales Agents of such documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Sales Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Sales Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof (including filing fees and the reasonable fees and expenses of counsel to the Sales Agents relating to such filings), (vi) the printing and delivery to the Sales Agents of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Sales Agents to investors, (vii) the fees and expenses of the transfer agent and registrar for the Securities, and (viii) any filing fees incident to the review by FINRA of the terms of the sale of the Securities; and (y) will reimburse Ladenburg for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel, incurred by Ladenburg in connection with the transactions contemplated by this Agreement in an aggregate amount not to exceed $50,000 (such amount payable upon execution of this Agreement); provided, however, that the Company shall reimburse Ladenburg for all such reasonable out-of-pocket expenses incurred in connection with each Representation Date when the Company delivers the documents set forth in Sections 7(o) through 7(r), in each case in an amount not to exceed an additional $4,000 per such Representation Date.

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(b) Termination of Agreement. If this Agreement is terminated by a Sales Agent in accordance with the provisions of Sections 9(l) or 12(a)(i), or by the Company pursuant to Section 12(b) hereof, the Company shall reimburse such Sales Agent for all of its out-of-pocket expenses, including reasonable fees and disbursements of counsel to such Sales Agent, incurred by it in connection with the offering contemplated by this Agreement (including as the QIU, as applicable). Following a termination of this Agreement for any other reason, subject to Sections 8(a) and 10, each of the Company and such Sales Agent shall be responsible for their own respective out-of-pocket expenses, including fees and disbursements of their respective counsels (including as the QIU, as applicable).

SECTION 9. CONDITIONS OF THE SALES AGENTS’ OBLIGATIONS.

The obligations of the Sales Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel to the Company. The Sales Agents and the QIU shall have received the opinions of counsel to the Company required to be delivered pursuant to Section 7(q) on the date on which such delivery of such opinions are required.

(b) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d) No Misstatement or Material Omission. No Sales Agent nor the QIU shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Sales Agent’s or the QIU’s reasonable opinion is material, or omits to state a fact that in such Sales Agent’s or the QIU’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission under the 1934 Act, there shall not have been any Material Adverse Effect.

(f) Certificates. The Sales Agents and the QIU shall have received the certificates required to be delivered pursuant to Sections 7(o) and 7(p) on the date on which delivery of such certificate is required.

(g) Accountant’s Comfort Letter. The Sales Agents and the QIU shall have received the Comfort Letter required to be delivered pursuant to Section 7(r) on the date on which such delivery of such letter is required.

(h) Approval for Listing. The Placement Securities shall have been approved for listing on Nasdaq, subject only to notice of issuance, at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Securities or the Common Stock shall not have been suspended on Nasdaq.

(j) Additional Documents. On the date of execution of this Agreement and on the Delivery Date for each Representation Date, counsel to the Sales Agents shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) 1933 Act Filings Made. All filings with the Commission required by Rule 424 under the 1933 Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the 1933 Act.

(l) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agents or by any Sales Agent with respect to itself by notice to the Company, and Sections 5, 8, 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

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SECTION 10. INDEMNITY AND CONTRIBUTION BY THE COMPANY AND THE SALES AGENTS.

(a) The Company agrees to indemnify and hold harmless each Sales Agent, the directors, officers, employees and agents of each Sales Agent and each person who controls any Sales Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus or any other prospectus supplement relating to the Securities or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Sales Agent specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Sales Agent consists of the information referred to in Exhibit G hereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Company, in addition to and without limitation of the Company’s obligation to indemnify Barrington Research as a Sales Agent (but without duplication thereof), shall indemnify and hold harmless the QIU, the directors, officers, employees and agents of the QIU and each person who controls the QIU within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus or any other prospectus supplement relating to the Securities or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, or (iii) any act or omission to act or any alleged act or omission to act by the QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence, willful misconduct or bad faith of the QIU in performing the services as a QIU; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the QIU specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the QIU consists of the information referred to in Exhibit G hereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(c) Each Sales Agent and the QIU severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Sales Agent and the QIU, but only with reference to written information relating to such Sales Agent or the QIU furnished to the Company by or on behalf of such Sales Agent or the QIU specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Sales Agent or the QIU may otherwise have. The Company acknowledges that the information referred to in Exhibit G hereto constitute the only information furnished in writing by or on behalf of the several Sales Agents and the QIU for inclusion in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party (with the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided that, if indemnity is sought pursuant to Section 10(b), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel, separate from its own counsel and that of the other indemnified parties, for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

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(e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Sales Agents and the QIU severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Sales Agents and the QIU may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Sales Agents or the QIU on the other from the offering of the Securities; provided, however, that in no case shall any Sales Agent or the QIU (except as may be provided in any agreement among the Sales Agents relating to the offering of the Securities) be responsible for any amount in excess of the discount, commission or other compensation actually received by it in connection with the Securities distributed pursuant to this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Sales Agents and the QIU severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Sales Agents or the QIU on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Sales Agents or the QIU shall be deemed to be equal to the total discount, commission or other compensation received by the Sales Agents or the QIU, in each case as determined by this Agreement or any applicable Placement Notice. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Sales Agents or the QIU on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Sales Agents and the QIU agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls a Sales Agent or the QIU within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of a Sales Agent or the QIU shall have the same rights to contribution as such Sales Agent and the QIU, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

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SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agents or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and shall survive delivery of and payment for the Securities.

SECTION 12. TERMINATION OF AGREEMENT.

(a) Termination; General. The Sales Agents or any Sales Agent with respect to itself may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the terminating Sales Agents, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Securities or the Common Stock has been suspended or limited by the Commission or Nasdaq, or if trading generally on the New York Stock Exchange, the NYSE American or Nasdaq has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(b), any outstanding Placement Notices shall also be terminated.

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(c) Termination by the Sales Agents. The Sales Agents or any Sales Agent with respect to itself shall have the right, by giving one (1) day notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Upon termination of this Agreement pursuant to this Section 12(c), any outstanding Placement Notices with the terminating Sales Agents shall also be terminated.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through or to the Sales Agents on the terms and subject to the conditions set forth herein.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(l) or 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8, and except that, in the case of any termination of this Agreement, Sections 5, 8 10, 11 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 13. NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agents shall be directed to Ladenburg at Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, Attention: Barry Steiner, to Barrington Research at Barrington Research Associates, Inc., 161 N. Clark Street, Suite 2950, Chicago, IL 60601-3221, Attention: Greg Paris, or to AGP at A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022, Attention: Thomas J. Higgins. Notices to the QIU shall be directed to Barrington Research Associates, Inc., 161 N. Clark Street, Suite 2950, Chicago, IL 60601-3221, Attention: Greg Paris. Notices to the Company shall be directed to it at the offices of the Company at Cocrystal Pharma, Inc., 1860 Montreal Road, Tucker, Georgia 30084, Attention: Gary Wilcox, with a copy to the counsel to the Company at Nason, Yeager, Gerson, White & Lioce, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410, Attention: Michael Harris, Esq.

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SECTION 14. PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Sales Agents, the QIU, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agents, the QIU, the Company and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agents, the QIU, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agents shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. ADJUSTMENTS FOR STOCK SPLITS.

The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16. GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL; TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE SALE AGENTS IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS (EACH, A “PROCEEDING”), (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS THEREIN, (D) AGREES NOT TO COMMENCE ANY PROCEEDING OTHER THAN IN SUCH COURTS AND (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE SALES AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND ANY ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

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SECTION 18. PERMITTED FREE WRITING PROSPECTUSES.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Sales Agents, and each Sales Agent represents, warrants and agrees that, unless the Sales Agent obtains the prior consent of the Company, and in either case unless the conditions of Rule 164 and Rule 433 are met, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act. Any such free writing prospectus consented to by the Sales Agents or by the Company, as the case may be, and as to which the conditions of Rule 164 and Rule 433 are met, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, and has complied and will comply with the conditions and requirements of Rule 164 and Rule 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

SECTION 19. ABSENCE OF FIDUCIARY RELATIONSHIP.

The Company acknowledges and agrees that:

(a) the Sales Agents are acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of their respective affiliates, stockholders (or other equityholders), creditors or employees or any other party, on the one hand, and the Sales Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agents have advised or are advising the Company on other matters, and the Sales Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities was not established by the Sales Agents;

(c) the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Sales Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) the Company is aware that the Sales Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and the Sales Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on the Company’s behalf or in right of such person or the Company, employees or creditors of the Company.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Sales Agents and the Company in accordance with its terms.

Very truly yours,

COCRYSTAL PHARMA, INC.

By:	/s/ Gary Wilcox
Name:	Gary Wilcox
Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

LADENBURG THALMANN & CO. INC.

By:	/s/ Barry Steiner
Name:	Barry Steiner
Title:	Managing Director

BARRINGTON RESEARCH ASSOCIATES, INC.

By:	/s/ Gregory Paris
Name:	Gregory Paris
Title:	Executive Vice President and COO

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas Higgins
Title:	Managing Director, Investment Banking

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